Exhibit 99.1

Intercontinental Exchange to Acquire Trayport from BGC Partners and GFI for $650 Million in Stock

ATLANTA and LONDON, November 16, 2015 – Intercontinental Exchange (NYSE: ICE), the leading global network of exchanges and clearing houses, announced today that it has entered into a definitive agreement to acquire Trayport for $650 million in ICE common stock. Trayport is a subsidiary of GFI Group, which was acquired by BGC Partners in March 2015. Trayport licenses its technology platform to serve brokers for electronic and hybrid trade execution primarily in the European over-the-counter (OTC) utility markets. The transaction will enable ICE to provide new services to the European OTC energy markets, including European power, natural gas and coal.

Based in London, Trayport will continue to serve its customers - including energy producers and consumers, brokers, exchanges and clearing houses - with its existing technology platform. As part of ICE, Trayport will offer customers access to a broader range of risk management and analytics services as the OTC markets evolve. It will benefit from ICE’s global technology infrastructure and its expertise in managing secure data. In addition, as energy markets in Asia continue to develop, ICE expects to extend the platform to support the development of these OTC markets.

"European regulators have made clear that they do not expect OTC gas and power markets to be subject to the mandatory clearing provisions that are being applied to other commodity markets. As such, these vital markets will require continued investment as part of the European energy market evolution. In addition, with ICE’s experience in managing secure technology, we are well positioned to support the continued development of these systems," said ICE Chairman and CEO Jeffrey C. Sprecher. "Consistent with our track record of bringing improvements to markets, we will invest in and enhance the Trayport offering based on evolving customer needs."

"We are pleased to take the next step in a rapidly changing European OTC utility landscape with ICE’s stability and capacity to invest in our growth," said Elliott Piggott, CEO of Trayport. "Our customer-centric platform will continue to serve the needs of the utilities market as it evolves, and we look forward to completing the transaction and advancing into our next stage of growth.”

The agreement was unanimously approved by the Boards of Directors of both companies. The transaction is expected to close in the first quarter of 2016, subject to the completion of closing conditions and receipt of applicable regulatory approvals.

Summary financial details of the transaction include:

  The $650 million purchase price will be paid with 100% equity consideration comprising approximately 2.5 million shares1 of ICE common stock.
  Trayport’s last twelve months (LTM) net revenues were approximately $80 million2 and LTM adjusted EBITDA3 margins were above 50%, as of September 30, 2015.
  ICE anticipates an immaterial impact to 2016 adjusted earnings per share.

ICE’s financial advisors are Goldman Sachs and its legal advisor is Shearman & Sterling LLP. The financial advisors to BGC Partners are Cantor Fitzgerald & Co. and its legal advisor is Wachtell, Lipton, Rosen & Katz.

ICE-CORP

About Intercontinental Exchange

Intercontinental Exchange (NYSE:ICE) operates the leading network of regulated exchanges and clearing houses. ICE’s futures exchanges and clearing houses serve global commodity and financial markets, providing risk management and capital efficiency. The New York Stock Exchange is the world leader in capital raising and equities trading. To learn more, please see www.intercontinentalexchange.com.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at www.intercontinentalexchange.com/terms-of-use

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release that are not historical facts are "forward-looking statements" that involve risks and uncertainties. Such statements may include, without limitation, statements regarding anticipated synergies relating to the acquisition, ICE’s business outlook and assessment of market development, strategy and future plans and anticipated financial and operating results. The following factors, among others, could cause actual results to differ from those as set forth in the forward-looking statements: the risk that the acquisition is not completed on a timely basis or at all; the risk that ICE is unable to integrate Trayport into its business successfully and achieve the anticipated strategic objectives; the risk that the amount of time and expense spent and incurred in connection with the integration will exceed expectations; the risk that the anticipated economic benefits, cost savings, earnings accretion and other synergies associated with the acquisition will not be fully realized or take longer to realize than expected; the risk that ICE or Trayport may be unable to obtain regulatory clearance required for the transaction, or that required regulatory clearance may delay the transaction or result in the imposition of conditions that could adversely affect the operations of the combined company or cause the parties to abandon the transaction; and the impact of the issuance of ICE’s common stock as consideration for the transaction on ICE’s current holders of common stock, including dilution of their ownership and voting interests. For a discussion of risks and uncertainties relating to ICE’s business which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in ICE's Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 5, 2015.

About BGC Partners, Inc.

BGC Partners is a leading global brokerage company servicing the financial and real estate markets. Financial Services offerings include fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commodities, futures, and structured products. BGC provides a wide range of services, including trade execution, broker-dealer services, clearing, trade compression, post trade, information, and other services to a broad range of financial and non-financial institutions. Through its FENICS, BGC Trader, and BGC Market Data brands, BGC offers financial technology solutions, market data, and analytics related to numerous financial instruments and markets. Real Estate Services are offered through the Company’s Newmark Grubb Knight Frank brand, which provides a wide range of commercial real estate services, including leasing and corporate advisory, investment sales and financial services, consulting, project and development management, and property and facilities management.

BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, property owners, real estate developers, and investment firms. BGC’s common stock trades on the NASDAQ Global Select Market under the ticker symbol (NASDAQ: BGCP). BGC also has an outstanding bond issuance of Senior Notes due June 15, 2042, which trade on the New York Stock Exchange under the symbol (NYSE: BGCA). BGC Partners is led by Chairman and Chief Executive Officer Howard W. Lutnick. For more information, please visit http://www.bgcpartners.com.

BGC, BGC Trader, FENICS, FENICS.COM, Newmark, Grubb & Ellis, and Grubb are trademarks, registered trademarks and/or service marks of BGC Partners, Inc. and/or its affiliates. Knight Frank is a service mark of Knight Frank (Nominees) Limited. Trayport is a trademark or registered trademark of Trayport Limited and/or its affiliates.

About GFI Group Inc.

GFI is majority-owned by, and operates as a division of, BGC Partners, Inc. GFI Group Inc. is a leading intermediary in the global OTC and Listed markets offering an array of sophisticated trading technologies and products to a broad range of financial market participants. More than 2,500 institutional clients benefit from GFI's know-how and experience in operating electronic and hybrid markets for cash and derivative products across multiple asset classes, including fixed income, interest rates, foreign exchange, equities, energy and commodities. Founded in 1987 and headquartered in New York, GFI employs over 1,900 people globally, with additional offices in London, Paris, Brussels, Nyon, Dublin, Madrid, Sugar Land (TX), Hong Kong, Tel Aviv, Dubai, Seoul, Tokyo, Singapore, Sydney, Cape Town, Santiago, Bogota, Buenos Aires, Lima and Mexico City.

ICE Media and Investor Contacts:

Kelly Loeffler

+1 770 857 4726

kelly.loeffler@theice.com

investors@theice.com

1 Approximately 2.5 million shares priced at November 13, 2015 closing price of $258.47.

2 Net revenues include intercompany revenues from BGC and GFI.

3 Adjusted EBITDA is a non-GAAP financial measure.

SOURCE: Intercontinental Exchange